AMENDMENT TO
SECURITIES LENDING AUTHORIZATION AGREEMENT

THIS AMENDMENT TO SECURITIES LENDING AGREEMENT (“Amendment”) is made effective as of the day of the 24th day of June, 2019 (the “Effective Date”), by and between THE BANK OF NEW YORK MELLON ("Bank”) and ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST (“Client”), with respect to each of the funds identified on Attachment I thereto, as amended, modified or supplemented from time to time (each a “Lender” and collectively the “Lenders”).

WHEREAS, Client and Bank have entered into a certain Securities Lending Authorization Agreement dated as of March 14, 2011 (as amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, Client and Bank desire to amend the Agreement in certain respects as hereinafter provided:

NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1. From and after the Effective Date, the Agreement is hereby amended by deleting Schedule I therefrom in its entirety and substituting in lieu thereof a new Schedule I identical to that which is attached hereto as Attachment 1.

2. Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects.  Upon the effectiveness of this Amendment, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended by this Amendment.

3. This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

THE BANK OF NEW YORK MELLON By: /s/ Todd Levy Name: Todd Levy Title: Director, Securities Finance BNY Mellon	ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST By: /s/ Brian Muench Name: Brian Muench Title: President
By: /s/ Maria B. Fox Name: Maria B. Fox Title: Director, BNY Mellon Securities Finance

ATTACHMENT 1
to
AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT

SCHEDULE I
to
SECURITIES LENDING AUTHORIZATION AGREEMENT
dated March 14, 2011
by and between
THE BANK OF NEW YORK MELLON and ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

APPROVED INVESTMENTS

In accordance with the Agreement, Cash Collateral received by Bank on behalf of Lender shall be held and maintained in a segregated Collateral Account for Lender and shall be invested in the:

BlackRock Liquidity Fed Fund Money Market Fund (Institutional) – TFDXX

Agreed to and Approved by Client

By: /s/ Brian Muench___________

Title: President _______________

Date: June 24, 2019_____________

Agreed to and Approved by Bank

By: /s/ Todd Levy_______________

Title: Director, Securities Finance

Date: 6/24/19_________________

By: /s/ Maria B. Fox____________

Title: Director, Securities Finance

Date: 6/24/19__________________